CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports First-Quarter 2025 Results

CINCINNATI, April 23, 2025—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2025, versus the comparable prior-year period.

Results for Quarter Ended March 31, 2025

Consolidated operating results:

•	Revenue increased 9.8% to $646.9 million
•	GAAP Diluted Earnings-per-Share (EPS) of $4.86, an increase of 14.6%
•	Adjusted Diluted EPS of $5.63, an increase of 8.3%

VITAS segment operating results:

•	Net Patient Revenue of $407.4 million, an increase of 15.1%
•	Average Daily Census (ADC) of 22,244, an increase of 13.1%
•	Admissions of 18,139, an increase of 7.3%
•	Net Income, excluding certain discrete items, of $50.0 million, an increase of 13.8%
•	Adjusted EBITDA, excluding Medicare Cap, of $70.3 million, an increase of 15.9%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 17.2%, an increase of 13-basis points

Roto-Rooter segment operating results:

•	Revenue of $239.5 million, an increase of 1.8%
•	Net Income, excluding certain discrete items, of $41.8 million, a decrease of 2.1%
•	Adjusted EBITDA of $59.2 million, a decline of 2.4%
•	Adjusted EBITDA margin of 24.7%, a decline of 108-basis points

VITAS

As previously announced, VITAS completed its acquisition of the hospice assets and an assisted living facility of Covenant Health and Community Services, Inc. (Covenant Health) on April 17, 2024 for $85.0 million in cash. Before presenting VITAS’ overall results, it is important to disclose the methodology used in determining the impact of Covenant Health’s acquisition on VITAS’ overall results.  VITAS had significant operations in two of the three Florida locations we acquired from Covenant Health.  Those locations require that we estimate the Covenant Health impact, as once the operations are integrated, there are not separate results.  For instance, there are no VITAS-specific referral sources versus Covenant Health-specific referral sources in these locations.  It is very likely that referral sources in the area have historically referred to both VITAS and Covenant Health.  We have used historical operating trends in these locations to determine what is “legacy” VITAS activity.  All activity above those historical operating trends have been attributed as the Covenant Health impact. We have included the specifically determined impact as it relates to new operating territories acquired.  Based on the above, we discuss the range of impact that Covenant had on the overall VITAS operating metrics.

Covenant Health contributed approximately $11.5 million to $12.5 million of revenue in the first quarter of 2025.  This revenue translated to net income of approximately $1.8 million to $2.0 million.  Adjusted EBITDA in the quarter attributed to Covenant Health is between $2.5 million and $2.7 million.

VITAS net revenue was $407.4 million in the first quarter of 2025, which is an increase of 15.1% when compared to the prior-year period.  This revenue increase is comprised primarily of a 11.9% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 3.2%.  Acuity mix shift negatively impacted revenue growth 112-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes increased revenue growth by approximately 112-basis points.

In the first quarter of 2025, VITAS accrued $2.3 million in Medicare Cap billing limitation, essentially flat with the first quarter of 2024.

Of VITAS’ 34 Medicare provider numbers, 24 provider numbers have a trailing 12-month Medicare Cap cushion of 10% or greater, four provider numbers have a cushion between 0% and 10%, and six provider numbers have a trailing 12-month Medicare Cap billing limitation totaling $19.6 million.

Average revenue per patient per day in the first quarter of 2025 was $207.58 which is 221-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $183.06 and $1,121.07, respectively.  During the quarter, high acuity days-of-care were 2.6% of total days of care, a decline of 22-basis points when compared to the prior-year quarter.

The first quarter 2025 gross margin, excluding Medicare Cap, was 23.7% which is essentially flat with the same period of 2024.  Selling, general and administrative expenses were $26.5 million in the first quarter of 2025 compared to $23.8 million in the prior-year quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $70.3 million in the quarter, an increase of 15.9% when compared to the prior year period.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 17.2%.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $239.5 million in the first quarter of 2025, an increase of 1.8%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $57.7 million, an increase of 7.3% from the prior-year period.  This aggregate commercial revenue change consisted of plumbing declining 4.3%, excavation increasing 38.0%, and water restoration increasing 14.0%.  Commercial drain cleaning revenue was essentially flat between quarters.

Roto-Rooter branch residential revenue in the quarter totaled $167.2 million, an increase of 1.7%, over the prior-year period.  This aggregate residential revenue change consisted of drain cleaning declining 5.5%, plumbing declining 4.2%, excavation increasing 3.0%, and water restoration increasing 12.5%.

In the first quarter of 2025, revenue from independent contractors declined 6.4% as compared to the same period of 2024.

Roto-Rooter’s first quarter 2025 gross margin was 50.9%.  This compares to the prior year quarter’s gross margin of 51.9%.  Roto-Rooter’s selling, general and administrative expenses were $62.6 million in the quarter, which is an increase of 2.3% compared to the first quarter of 2024.

Adjusted EBITDA in the first quarter of 2025 totaled $59.2 million, a decrease of 2.4% when compared to the first quarter of 2024.  The Adjusted EBITDA margin in the quarter was 24.7% which represents a 108-basis point decline from the first quarter of 2024.

Chemed Consolidated

As of March 31, 2025, Chemed had total cash and cash equivalents of $173.9 million and no current or long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  There is approximately $404.5 million of undrawn borrowing capacity under the Credit Agreement after excluding $45.5 million for Letters of Credit.

During the quarter, the Company repurchased 50,000 shares of Chemed stock for $29.8 million which equates to a cost per share of $595.15.  As of March 31, 2025, there was approximately $225.6 million of remaining share repurchase authorization under its plan.

Guidance for 2025

Management anticipates providing updated 2025 earnings guidance as part of the June 30, 2025 earnings press release.

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday April 24, 2025, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting website https://edge.media-server.com/mmc/p/ey8mpmti.

Participants may also register via teleconference at:

 https://register-conf.media-server.com/register/BI7c94b6cdd2574c8a8508d7a5a1235973.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2025	2024
Service revenues and sales	$646,943	$589,233
Cost of services provided and goods sold	430,530	385,127
Selling, general and administrative expenses (aa)	105,587	115,873
Depreciation	13,445	13,287
Amortization	2,572	2,521
Other operating expense	51	92
Total costs and expenses	552,185	516,900
Income from operations	94,758	72,333
Interest expense	(329)	(425)
Other income--net (bb)	1,245	12,577
Income before income taxes	95,674	84,485
Income taxes	(23,917)	(19,468)
Net income	$71,757	$65,017
Earnings Per Share
Net income	$4.91	$4.30
Average number of shares outstanding	14,622	15,121
Diluted Earnings Per Share
Net income	$4.86	$4.24
Average number of shares outstanding	14,764	15,339

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2025	2024
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$103,760	$98,418
Long-term incentive compensation	2,657	9,121
Market value adjustments related to deferred
compensation trusts	(830)	8,334
Total SG&A expenses	$105,587	$115,873

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2025	2024

Interest income	$2,076	$4,243
Market value adjustments related to deferred
compensation trusts	(830)	8,334
Other	(1)	-
Total other income--net	$1,245	$12,577

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$173,882	$313,350
Accounts receivable less allowances	285,873	177,334
Inventories	7,790	10,712
Prepaid income taxes	4,436	9,790
Prepaid expenses	30,404	28,431
Total current assets	502,385	539,617
Investments of deferred compensation plans held in trust	127,949	117,649
Properties and equipment, at cost less accumulated depreciation	199,679	202,784
Lease right of use asset	131,150	131,751
Identifiable intangible assets less accumulated amortization	89,929	88,137
Goodwill	666,940	591,519
Other assets	8,483	56,176
Total Assets	$1,726,515	$1,727,633
Liabilities
Current liabilities
Accounts payable	$47,692	$56,203
Accrued insurance	65,743	62,055
Accrued income taxes	38,247	27,353
Accrued compensation	59,905	49,802
Short-term lease liability	42,976	39,279
Other current liabilities	35,993	47,282
Total current liabilities	290,556	281,974
Deferred income taxes	11,771	24,899
Deferred compensation liabilities	127,292	117,550
Long-term lease liability	102,082	106,861
Other liabilities	13,052	12,854
Total Liabilities	544,753	544,138
Stockholders' Equity
Capital stock	37,535	37,297
Paid-in capital	1,538,419	1,398,733
Retained earnings	2,786,264	2,505,892
Treasury stock, at cost	(3,182,718)	(2,760,543)
Deferred compensation payable in Company stock	2,262	2,116
Total Stockholders' Equity	1,181,762	1,183,495
Total Liabilities and Stockholders' Equity	$1,726,515	$1,727,633

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net income	$71,757	$65,017
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	16,017	15,808
Stock option expense	9,091	9,025
Noncash long-term incentive compensation	2,420	9,106
Benefit for deferred income taxes	(14,174)	(5,422)
Amortization of debt issuance costs	80	80
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
(Increase)/decrease in accounts receivable	(67,424)	5,345
Decrease in inventories	403	1,302
(Increase)/decrease in prepaid expenses	(4,430)	1,909
Decrease in accounts payable and
other current liabilities	(22,592)	(43,012)
Change in current income taxes	37,286	23,871
Net change in lease assets and liabilities	169	25
Decrease/(increase) in other assets	3,034	(12,243)
Increase in other liabilities	951	13,332
Other sources	156	406
Net cash provided by operating activities	32,744	84,549
Cash Flows from Investing Activities
Capital expenditures	(13,280)	(12,163)
Business combinations, net of cash acquired	(225)	(7,300)
Proceeds from sale of fixed assets	112	86
Other uses	(281)	(8)
Net cash used by investing activities	(13,674)	(19,385)
Cash Flows from Financing Activities
Purchases of treasury stock	(33,222)	(38,460)
Proceeds from exercise of stock options	22,666	37,242
Dividends paid	(7,325)	(6,050)
Capital stock surrendered to pay taxes on stock-based compensation	(6,254)	(5,725)
Change in cash overdrafts payable	438	(2,115)
Other sources/(uses)	159	(664)
Net cash used by financing activities	(23,538)	(15,772)
(Decrease)/Increase in Cash and Cash Equivalents	(4,468)	49,392
Cash and cash equivalents at beginning of year	178,350	263,958
Cash and cash equivalents at end of period	$173,882	$313,350

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025 (a)
Service revenues and sales	$407,400	$239,543	$-	$646,943
Cost of services provided and goods sold	312,807	117,723	-	430,530
Selling, general and administrative expenses	26,538	62,649	16,400	105,587
Depreciation	5,196	8,237	12	13,445
Amortization	26	2,546	-	2,572
Other operating expense/income	64	(13)	-	51
Total costs and expenses	344,631	191,142	16,412	552,185
Income/(loss) from operations	62,769	48,401	(16,412)	94,758
Interest expense	(48)	(132)	(149)	(329)
Intercompany interest income/(expense)	5,296	3,930	(9,226)	-
Other income—net	48	10	1,187	1,245
Income/(loss) before income taxes	68,065	52,209	(24,600)	95,674
Income taxes	(18,035)	(12,265)	6,383	(23,917)
Net income/(loss)	$50,030	$39,944	$(18,217)	$71,757

2024 (b)
Service revenues and sales	$354,007	$235,226	$-	$589,233
Cost of services provided and goods sold	271,896	113,231	-	385,127
Selling, general and administrative expenses	23,792	61,260	30,821	115,873
Depreciation	5,166	8,108	13	13,287
Amortization	26	2,495	-	2,521
Other operating expense	7	85	-	92
Total costs and expenses	300,887	185,179	30,834	516,900
Income/(loss) from operations	53,120	50,047	(30,834)	72,333
Interest expense	(46)	(117)	(262)	(425)
Intercompany interest income/(expense)	5,194	3,442	(8,636)	-
Other income—net	29	22	12,526	12,577
Income/(loss) before income taxes	58,297	53,394	(27,206)	84,485
Income taxes	(14,327)	(12,541)	7,400	(19,468)
Net income/(loss)	$43,970	$40,853	$(19,806)	$65,017

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2025
Net income/(loss)	$50,030	$39,944	$(18,217)	$71,757
Add/(deduct):
Interest expense	48	132	149	329
Income taxes	18,035	12,265	(6,383)	23,917
Depreciation	5,196	8,237	12	13,445
Amortization	26	2,546	-	2,572
EBITDA	73,335	63,124	(24,439)	112,020
Add/(deduct):
Intercompany interest expense/(income)	(5,296)	(3,930)	9,226	-
Interest income	(49)	(10)	(2,017)	(2,076)
Stock option expense	-	-	9,091	9,091
Long-term incentive compensation	-	-	2,657	2,657
Adjusted EBITDA	$67,990	$59,184	$(5,482)	$121,692

2024
Net income/(loss)	$43,970	$40,853	$(19,806)	$65,017
Add/(deduct):
Interest expense	46	117	262	425
Income taxes	14,327	12,541	(7,400)	19,468
Depreciation	5,166	8,108	13	13,287
Amortization	26	2,495	-	2,521
EBITDA	63,535	64,114	(26,931)	100,718
Add/(deduct):
Intercompany interest expense/(income)	(5,194)	(3,442)	8,636	-
Interest income	(29)	(22)	(4,192)	(4,243)
Stock option expense	-	-	9,026	9,026
Severance arrangement	-	-	5,337	5,337
Long-term incentive compensation	-	-	3,784	3,784
Adjusted EBITDA	$58,312	$60,650	$(4,340)	$114,622

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2025	2024
Net income as reported	$71,757	$65,017
Add/(deduct) pre-tax cost of:
Stock option expense	9,091	9,026
Long-term incentive compensation	2,657	3,784
Amortization of reacquired franchise rights	2,352	2,352
Severance arrangement	-	5,337
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,320)	(2,388)
Excess tax benefits on stock compensation	(463)	(3,297)
Adjusted net income	$83,074	$79,831

Diluted Earnings Per Share As Reported
Net income	$4.86	$4.24
Average number of shares outstanding	14,764	15,339

Adjusted Diluted Earnings Per Share
Adjusted net income	$5.63	$5.20
Average number of shares outstanding	14,764	15,339

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended March 31,
OPERATING STATISTICS	2025	2024
Net revenue ($000) (c)
Homecare	$351,566	$304,860
Inpatient	34,022	30,303
Continuous care	24,637	24,169
Other	5,344	4,084
Subtotal	$415,569	$363,416
Room and board, net	(3,525)	(2,944)
Contractual allowances	(2,319)	(4,090)
Medicare cap allowance	(2,325)	(2,375)
Net Revenue	$407,400	$354,007
Net revenue as a percent of total before Medicare cap allowance
Homecare	84.6%	83.9%
Inpatient	8.2	8.3
Continuous care	5.9	6.7
Other	1.3	1.1
Subtotal	100.0	100.0
Room and board, net	(0.8)	(0.8)
Contractual allowances	(0.6)	(1.1)
Medicare cap allowance	(0.6)	(0.7)
Net Revenue	98.0%	97.4%
Days of care
Homecare	1,632,569	1,447,912
Nursing home	307,108	283,158
Respite	9,995	7,752
Subtotal routine homecare and respite	1,949,672	1,738,822
Inpatient	29,704	26,645
Continuous care	22,620	24,037
Total	2,001,996	1,789,504

Number of days in relevant time period	90	91
Average daily census ("ADC") (days)
Homecare	18,140	15,911
Nursing home	3,412	3,112
Respite	111	85
Subtotal routine homecare and respite	21,663	19,108
Inpatient	330	293
Continuous care	251	264
Total	22,244	19,665

Total Admissions	18,139	16,911
Total Discharges	17,875	16,170
Average length of stay (days)	118.7	103.9
Median length of stay (days)	16.0	16.0

ADC by major diagnosis
Cerebro	44.7%	43.6%
Neurological	12.4	13.4
Cancer	9.6	10.1
Cardio	16.1	16.1
Respiratory	7.2	7.2
Other	10.0	9.6
Total	100.0%	100.0%
Admissions by major diagnosis
Cerebro	28.4%	27.7%
Neurological	6.5	7.5
Cancer	24.6	24.6
Cardio	15.0	15.6
Respiratory	11.6	10.8
Other	13.9	13.8
Total	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	0.6%	1.1%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	47.3	42.3
Days of revenue outstanding-including unapplied Medicare payments	44.5	34.3

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(unaudited)

(a)	Included in the results of operations for 2025 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2025
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,091)	$(9,091)
	Long-term incentive compensation	-	-	(2,657)	(2,657)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Pretax impact on earnings	-	(2,352)	(11,748)	(14,100)
	Excess tax benefits on stock compensation	-	-	463	463
	Income tax benefit on the above	-	546	1,774	2,320
	After-tax impact on earnings	$-	$(1,806)	$(9,511)	$(11,317)

(b)	Included in the results of operations for 2024 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,026)	$(9,026)
	Severence arrangement	-	-	(5,337)	(5,337)
	Long-term incentive compensation	-	-	(3,784)	(3,784)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Pretax impact on earnings	-	(2,352)	(18,147)	(20,499)
	Excess tax benefits on stock compensation	-	-	3,297	3,297
	Income tax benefit on the above	-	548	1,840	2,388
	After-tax impact on earnings	$-	$(1,804)	$(13,010)	$(14,814)

(c)

VITAS has 11 large (greater than 450 ADC), 23 medium (greater than 200 but less than 450 ADC) and 23 small (less than 200 ADC) hospice programs.  Of Vitas' 34 Medicare provider numbers, for the trailing 12 months, 24 provider numbers have a Medicare cap cushion of greater than 10%, four provider numbers have a Medicare cap cushion between 0% and 10%, and six provider numbers have a Medicare cap liability.